SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 30, 2005

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Current Report is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

In connection with the announcement of certain management changes, PepsiCo management expressed confidence in current operating trends, reaffirmed its 2005 earnings per share guidance of at least $2.55, excluding the impact of the 53rd week in 2005, and at least $2.59, including the impact of the 53rd week and stated that it expects no changes to its line of business financial reporting structure.

Reconciliation of 2005 EPS Guidance

PepsiCo’s fiscal year ends on the last Saturday in December. As a result, most fiscal years contain 52 weeks, and a 53rd week is added every five or six years. For purposes of comparability, the Company’s guidance excludes the estimated impact of the 53rd week in 2005. PepsiCo’s estimated diluted earnings per share (EPS) in 2005, excluding the impact of the 53rd week is at least $2.55. PepsiCo’s GAAP (Generally Accepted Accounting Principles) projected diluted EPS in 2005, which includes the impact of the 53rd week, is at least $2.59. PepsiCo’s management is evaluating whether to repatriate international cash in 2005 under the provisions of the American Jobs Creation Act (AJCA). The earnings guidance does not include the potential impact of the AJCA.

Cautionary Statement

This report contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a discussion of specific risks that may affect our performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005	PepsiCo, Inc.

	By:	/s/ Robert E. Cox
Robert E. Cox Vice President, Deputy General Counsel and Assistant Secretary